EXHIBIT 99.13

BROKER-DEALER AGREEMENT

______________________

Dated September 20, 2007

______________________

among

THE BANK OF NEW YORK,
as Auction Agent

and

GOLDMAN, SACHS & CO.,
as Broker-Dealer

and

FIRST MARBLEHEAD DATA SERVICES, INC.

relating to

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4

$229,200,000 Student Loan Asset Backed Notes

consisting of

Auction Rate Class A-2-AR-2 Notes
Auction Rate Class A-3-AR-3 Notes
Auction Rate Class A-3-AR-4 Notes

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS AND RULES OF CONSTRUCTION.
1.1	Terms Defined by Reference to the Auction Procedures
1.2	Additional Terms Defined Herein
1.3	Rules of Construction
SECTION 2.	THE AUCTION.
2.1	Incorporation by Reference of Auction Procedures.
2.2	Preparation for Each Auction.
2.3	Securities Depository Participant Numbers and Reconciliations.
2.4	Transfers.
2.5	Compensation.
2.6	Settlement.
SECTION 3.	THE AUCTION AGENT.
3.1	Duties and Responsibilities of the Auction Agent.
3.2	Rights of the Auction Agent.
3.3	Auction Agent’s Disclaimer.
SECTION 4.	FURNISHING OF INFORMATION AND OFFERING MATERIALS; INDEMNIFICATION.
4.1	Furnishing of Information.
4.2	Supplements and Amendments to Prospectus.
4.3	Additional Information.
4.4	Indemnification and Contribution.
SECTION 5.	MISCELLANEOUS.
5.1	Termination
5.2	Participant
5.3	Communications
5.4	Recording of Conversations
5.5	Entire Agreement
5.6	Benefits; Successors and Assigns
5.7	Amendment; Waiver.
5.8	Severability
5.9	Execution in Counterparts
5.10	Governing Law; Jurisdiction; Waiver of Trial by Jury.
5.11	No Implied Duties.

EXHIBIT A — Auction Procedures

BROKER-DEALER AGREEMENT

THIS BROKER-DEALER AGREEMENT, dated September 20, 2007, among (i) The Bank of New York (the “Auction Agent”), a New York banking corporation, not in its individual capacity but solely as agent of U.S. Bank National Association (the “Trustee”), pursuant to authority granted to the Auction Agent in the Auction Agreement, dated September 20, 2007 (the “Auction Agreement”), between the Trustee and the Auction Agent and acknowledged by the Corporation, as hereinafter defined; (ii) GOLDMAN, SACHS & CO., a New York limited partnership (“BD”); and (iii) FIRST MARBLEHEAD DATA SERVICES, INC., a Massachusetts corporation (the “Corporation”).

WITNESSETH

WHEREAS, The National Collegiate Student Loan Trust 2007-4 (the “Issuer”) is issuing $229,200,000 in aggregate principal amount of its Student Loan Asset Backed Notes, Auction Rate Class A-2-AR-2 Notes, Auction Rate Class A-3-AR-3 Notes and Auction Rate Class A-3-AR-4 Notes (the “Bonds”) pursuant to an Indenture dated as of September 1, 2007, (the “Indenture”; and

WHEREAS, the  interest rate on the Bonds will initially be set in accordance with the Auction Procedures; and

WHEREAS, The Bank of New York has been appointed as Auction Agent for purposes of the Auction Agreement, and pursuant to Section 2.5 of the Auction Agreement, the Corporation has requested and directed the Auction Agent to execute and deliver this Broker-Dealer Agreement; and

WHEREAS, the Auction Procedures require the participation of one or more Broker-Dealers;

NOW, THEREFORE, the Auction Agent, as agent for the Trustee, BD and the Corporation agree as follows:

SECTION 1.  DEFINITIONS AND RULES OF CONSTRUCTION.

1.1  Terms Defined by Reference to the Auction Procedures.  Capitalized terms used herein shall have the respective meanings specified in the Auction Procedures.

1.2  Additional Terms Defined Herein.  As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

(a)  “Auction Procedures” shall mean the procedures for conducting Auctions for the Bonds during an ARS Rate Period as set forth in Exhibit A hereto.

(b)  “Authorized Officers” shall mean each Managing Director, Vice President, Assistant Vice President and Assistant Treasurer, authorized representative of the Auction Agent assigned to the Dealing and Trading Group of the Corporate Trust Department and every other officer or employee of the Auction Agent designated as an “Authorized Officer” for purposes hereof in a written communication from the Auction Agent signed by an Authorized Officer and delivered to the Trustee.

(c)  “BD Officer” shall mean each officer or employee of BD designated as a “BD Officer” for purposes of this Broker-Dealer Agreement in a communication to the Auction Agent.

(d)  “Broker-Dealer Agreement” shall mean this Broker-Dealer Agreement, including Exhibit A hereto, and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

(e)  “Broker-Dealer Fee” shall mean the fee due to the BD, as set forth in Section 2.5(b) hereof.

(f)  “Broker-Dealer Fee Rate” shall have the meaning set forth in Section 2.5(a) hereof.

(g)  “Order Form” shall mean the form by which Orders are to be submitted by any Broker-Dealer on any Auction Date which shall be in a form acceptable to the Auction Agent and may be by  Electronic Means or in writing.

1.3  Rules of Construction.  Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Broker-Dealer Agreement:

(a)  Words importing the singular number shall include the plural number and vice versa.

(b)  The captions and headings herein are solely for convenience of reference and shall neither constitute a part of this Broker-Dealer Agreement nor affect its meaning, construction or effect.

(c)  The words “hereof,” “herein,” “hereto,” and other words of similar import refer to this Broker-Dealer Agreement as a whole and not to any particular section or subsection.

(d)  All references herein to a particular time of day shall be to New York City time.

(e)  Each reference to the purchase, sale or holding of “Bonds” shall refer to beneficial ownership interests in Bonds unless the context clearly requires otherwise.

(f)  Any reference herein to Bonds shall be deemed to be a reference to each Series of Bonds.  References herein to an Auction and the Auction Procedures shall apply separately to each Series of Bonds.

SECTION 2.  THE AUCTION.

2.1  Incorporation by Reference of Auction Procedures.

(a)  The parties to this Broker-Dealer Agreement agree to comply with the Auction Procedures.  No amendment to the Auction Procedures shall be effective without the consent of the parties hereto.

(b)  BD agrees to act as, and assumes the obligations of, and limitations and restrictions placed upon, a Broker-Dealer under this Broker-Dealer Agreement.  BD understands that other Persons meeting the requirements specified in the definition of “Broker-Dealer” contained in the Auction Procedures may execute Broker-Dealer Agreements and participate as Broker-Dealers in Auctions.

(c)  BD and other Broker-Dealers may participate in Auctions for their own accounts.  The Corporation may, however, by notice to BD and all other Broker-Dealers, prohibit all of the Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.  Notwithstanding the foregoing, if BD is an affiliate of the Corporation it may not submit Bids to purchase Bonds in Auctions for its own account, but may submit Hold Orders and Sell Orders in Auctions with respect to Bonds otherwise acquired for its own account.  The Auction Agent shall be under no duty or liability with respect to monitoring compliance with this Section 2.1(c).

2.2  Preparation for Each Auction.

(a)  Not later than 3:00 P.M. on the Business Day preceding each Auction Date, the Auction Agent shall notify BD of any change in the aggregate principal amount of the Bonds, as of the opening of business on such day by delivering a notice to BD by Electronic Means or other communication acceptable to the parties.

(b)  In the event the Auction Date for any Auction shall be changed pursuant to Section 2.09(c) of the Auction Procedures after the Auction Agent has given notice of such Auction Date pursuant to Section 2.06 of the Auction Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall promptly give notice of such change to BD.  Thereafter, BD shall use its best efforts to promptly notify its customers who are Existing Owners and Potential Owners of which it is aware of such change in the Auction Date.

2.3  Securities Depository Participant Numbers and Reconciliations.

The Auction Agent may, but shall have no duty to, request, from time to time, BD to provide it with a list of the number of Units and affiliated Securities Depository participant numbers for customers BD believes are Existing Owners.  BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any person other than the Trustee, the Corporation, the Issuer and their respective agents, provided that the Auction Agent reserves the right, and is authorized, to disclose any such information if required to do so by rule or regulation, or as confidential information to its internal and external accountants, auditors and counsel, its regulators and examiners, and any other person if the Auction Agent has been advised by its counsel that it may be unlawful to fail to disclose or the Auction Agent may be liable for a failure to effect such disclosure, or if it is ordered to do so pursuant to a subpoena, civil investigative demand or similar demand by a court of competent jurisdiction or regulatory, judicial, quasi judicial agency or authority having the authority to mandate such disclosures; provided, further, however, that the Auction Agent may refrain from making requested disclosures if in its sole discretion it receives satisfactory indemnity therefor for any actual or potential loss, claim, damage, liability or expense.

If any of the Corporation, the BD or the Trustee requests that the Auction Agent reconcile the number of Units for which a Broker-Dealer is listed as the Broker-Dealer in the Existing Owner Registry maintained by the Auction Agent pursuant to Section 2.2(a) of the Auction Agreement with the records of the Broker-Dealers, the Auction Agent may, but shall not be required to, perform such reconciliation with the consent of the Corporation. Any such reconciliation shall be based upon information provided by the Broker-Dealers and/or the Securities Depository.  If the Auction Agent requires information from the Securities Depository in order to perform such reconciliation, the Corporation or the Trustee shall request such information from the Securities Depository or authorize the Auction Agent to request and obtain such information from the Securities Depository.  The fees for services rendered and expenses (including any charges of the Securities Depository) incurred by the Auction Agent in performing any such reconciliation shall be paid by the Issuer.  If as a result of any such reconciliation a discrepancy is discovered between the records of the Broker-Dealers and the Existing Owner Registry maintained by the Auction Agent pursuant to Section 2.2(a) of the Auction Agreement, such Existing Owner Registry shall be adjusted to conform to the records of the Broker-Dealers.  If as a result of such reconciliation it is discovered that there are Units for which no Broker-Dealer has made known to the Auction Agent a Securities Depository participant account, such Units will be reflected in the Existing Owner Registry maintained by the Auction Agent pursuant to Section 2.2.(a) of the Auction Agreement as belonging to the lead underwriter/Broker-Dealer.  The result of any reconciliation shall be final and binding upon the Corporation, the Broker-Dealers, the Trustee and the Auction Agent, absent manifest error; and, in no event, shall the Auction Agent incur any liability for any determination or adjustment made in connection with any reconciliation hereunder.

2.4  Transfers.

BD shall deliver to the Auction Agent a notice, in a form reasonably acceptable to the Auction Agent, of transfers of Bonds made through BD by an Existing Owner to another Person other than pursuant to an Auction.  The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 11:00 a.m. on the applicable Auction Date.

Notwithstanding the provisions of Section 2.6(a) hereof, any delivery or non-delivery of Bonds which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of this Section 2.4.

2.5  Compensation.

(a)  The Broker-Dealer Fee Rate shall equal 0.20 of 1% per annum for the first year of this agreement and 0.15 of 1% per annum thereafter.  The Broker-Dealer Fee for the Bonds shall be paid by the Auction Agent solely from moneys received from the Issuer or the Trustee pursuant to this Section 2.5 or Section 3.5 of the Auction Agreement and represents compensation for the services of the BD in facilitating Auctions for the benefit of the beneficial owners of the Bonds.  The Broker-Dealer Fee rate may be adjusted from time to time with the approval of the Corporation upon a written request of the Broker-Dealers delivered to the Corporation.

(b)  While the Bonds are in an Auction Period other than a daily Auction Period on each Interest Payment Date following each Auction Date, each Broker-Dealer shall be entitled to receive an amount equal to the product of (x) the Broker-Dealer Fee Rate multiplied by (y)(A) if an Auction was held on such Auction Date, the sum of the aggregate principal amount of Bonds that were (1) the subject of a valid Hold Order of an Existing Owner submitted by such Broker-Dealer, (2) the subject of a Submitted Bid of an Existing Owner submitted by such Broker-Dealer and continued to be held by such Existing Owner as a result of such Auction, (3) the subject of a Submitted Bid of a Potential Owner submitted by such Broker-Dealer and were purchased by such Potential Owner as a result of such Auction and (4) deemed to be the subject of a Hold Order by an Existing Owner that were acquired by such Existing Owner from such Broker-Dealer or (B) if an Auction was not held on such Auction Date, the aggregate principal amount of Outstanding Bonds that were acquired by an Existing Owner through such Broker-Dealer, multiplied by (z) a fraction, the numerator of which is (i) if the Auction Period is 180 days or less, the actual number of days in the Auction Period next succeeding such Auction Date or (ii) if the Auction Period is more than 180 days, the number of days in the Auction Period next succeeding such Auction Date calculated on the basis of twelve 30 day months in a year, and in either case the denominator of which is 360.

If the Bonds are in a daily Auction Period each Broker-Dealer shall be entitled to receive on each Interest Payment Date an amount equal to the sum calculated for each Auction Period in the preceding month of the product of (x) the Broker-Dealer Fee Rate multiplied by (y) the aggregate principal amount of Bonds for each Auction Period that were (1) the subject of a valid Hold Order submitted by such Broker-Dealer, (2) the subject of a Submitted Bid of an Existing Owner submitted by such Broker-Dealer and continued to be held by such Existing Owner as a result of such Auction, (3) the subject of a Submitted Bid of a Potential Owner submitted by such Broker-Dealer and were purchased by such Potential Owner as a result of such Auction, (4) deemed to be the subject of a Hold Order by an Existing Owner that were acquired by such Existing Owner from such Broker-Dealer and (5) if an Auction was not held for any Auction Period, the aggregate principal amount of Outstanding Bonds that were acquired by an Existing Owner through such Broker-Dealer, multiplied by (z) a fraction, the numerator of which is the number of days in the Auction Period and denominator of which is 360.

The Broker-Dealer Fee (the “Broker-Dealer Fee”) shall be calculated as set forth in this Section 2.5 by the Auction Agent, which shall be conclusive absent manifest error.  Such amounts shall be communicated by the Auction Agent to the Corporation and the Trustee by 4:00 P.M., New York City time, on the Business Day immediately preceding each Interest Payment Date.  On or before 10:00 A.M. on each Interest Payment Date, the Issuer shall pay to the Trustee the Broker-Dealer Fee.  By noon on each Interest Payment Date, the Trustee shall deliver to the Auction Agent the amount constituting the Broker-Dealer Fee, by wire transfer of immediately available funds to such account as the Auction Agent may designate.  The amount constituting the Broker-Dealer Fee shall be held by the Auction Agent on behalf of the Broker-Dealer and, immediately upon receipt of such fee, the Auction Agent shall deliver such fee to the Broker-Dealer pursuant to the written instructions of the Broker-Dealer.  If any Existing Owner who acquired Bonds through a Broker-Dealer transfers any such Bonds to another Person other than through an Auction, the Broker-Dealer for the Bonds so transferred shall continue to be the Broker-Dealer with respect to such Bonds, provided, however, that if the transfer was effected by, or if the transferee is, another Person who has met the requirements specified in the definition of “Broker-Dealer” and executed a Broker-Dealer Agreement, such Person shall be the Broker-Dealer for such Bonds.

2.6  Settlement.

(a)  If any Existing Owner on whose behalf BD has submitted a Bid or Sell Order that was accepted in whole or in part fails to instruct its Participant to deliver the Bonds subject to such Bid or Sell Order against payment therefor, BD shall instruct such Participant to deliver such Bonds against payment therefor and BD may deliver to the Potential Owner on whose behalf BD submitted a Bid that was accepted in whole or in part a principal amount of the Bonds that is less than the principal amount of the Bonds specified in such Bid to be purchased by such Potential Owner.

(b)  The Auction Agent, the Trustee, the Corporation and the Issuer shall have no responsibility or liability with respect to the failure of an Existing Owner, a Potential Owner or its respective Participant to deliver Bonds or to pay for Bonds sold or purchased pursuant to the Auction Procedures or otherwise.

(c)  The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.6.

SECTION 3.  THE AUCTION AGENT.

3.1  Duties and Responsibilities of the Auction Agent.

(a)  The Auction Agent is acting solely as non-fiduciary agent for the Trustee and owes no duties, fiduciary or otherwise, to any other Person by reason of this Broker-Dealer Agreement except as expressly set forth herein or in the Auction Agreement, and no implied duties, fiduciary or otherwise, shall be read into this Broker-Dealer Agreement against the Auction Agent.

(b)  The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in the Broker-Dealer Agreement or expressly incorporated herein by reference pursuant to Section 2.1(a) hereof and no implied covenants or obligations shall be read into this Broker-Dealer Agreement against the Auction Agent.

(c)  In the absence of willful misconduct or gross negligence on its part, as determined by a court of competent jurisdiction, the Auction Agent, whether acting directly or through agents or attorneys as provided in Section 3.2(d) hereof, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder.  The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been grossly negligent in ascertaining (or failing to ascertain) the pertinent facts necessary to make such judgment, as determined by a court of competent jurisdiction.

(d)  The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Broker-Dealer Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; or acts of civil or military authority or governmental actions; it being understood that the Auction Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(e)  The Auction Agent shall not be (i) required to and does not make any representations nor have any responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, except with respect to itself, on any document delivered pursuant to or as contemplated by this Broker-Dealer Agreement; (ii) obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with indemnity satisfactory to the Auction Agent; or (iii) responsible for or liable in any respect on account of the identity, authority or rights of any Person executing or delivering or purporting to execute or deliver any document under this Broker-Dealer Agreement or the Auction Agreement except with respect to its own individuals executing or delivering this Broker-Dealer Agreement or the Auction Agreement.

(f)  Anything in this Broker-Dealer Agreement to the contrary notwithstanding, in no event shall the Auction Agent be liable for special, indirect, punitive or consequential damage (or loss) of any kind whatsoever (including but not limited to lost profits), even if the Auction Agent has been advised of the likelihood of such damage (or loss) regardless of the form of action.

3.2  Rights of the Auction Agent.

(a)  The Auction Agent may conclusively rely on and shall be fully protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, security certificate or other instrument, paper, document or communication reasonably believed by it to be genuine.  The Auction Agent shall not be liable for acting, or refraining from action, upon any communication made by telephone, Electronic Means or other means acceptable to the parties and authorized hereby which the Auction Agent believes (or has no reason not to believe) to have been given by the Trustee, a Broker-Dealer, the Corporation, the Issuer or the Securities Depository.  The Auction Agent may record telephone communications with the Trustee, the Issuer, the Corporation or BD.

(b)  The Auction Agent may consult with counsel of its choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)  The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

(d)  The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any agent or attorney appointed by it with due care hereunder.

(e)  The Auction Agent shall have no obligation to monitor, or liability in respect of, the registration or exemption therefrom of the Bonds (or any beneficial ownership interest therein) under any federal or state securities laws or in respect of any transfer of the Bonds (or any beneficial ownership interest therein) pursuant to the terms of this Broker-Dealer Agreement, the Auction Agreement, the Indenture, any other document contemplated by any thereof, or otherwise, including, but not limited to, compliance with any such laws in regards to any such registration, exemption or transfer.

(f)  (i) Any corporation or other entity into which the Auction Agent may be merged or converted or with which it may be consolidated, (ii) any corporation or other entity resulting from any merger, conversion or consolidation to which the Auction Agent may be a party or (iii) any corporation or other entity succeeding to all or substantially all of the auction agent business of the Auction Agent shall be the successor of the Auction Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where any instrument of transfer or assignment is required by law to effect such succession, anything hereunder to the contrary notwithstanding.

3.3  Auction Agent’s Disclaimer.

The Auction Agent makes no representations as to, and shall have no liability with respect to, the correctness of the recitals in, or the validity with respect to parties other than the Auction Agent, the accuracy or adequacy of this Broker-Dealer Agreement, the Auction Agreement, the Indenture, the Bonds or the Prospectus, as hereinafter defined, or any other offering material used in connection with the offer and sale of the Bonds or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof.

SECTION 4.  FURNISHING OF INFORMATION AND OFFERING MATERIALS; INDEMNIFICATION.

4.1  Furnishing of Information.

The Corporation agrees to furnish, or cause to be furnished, BD with as many copies as BD may reasonably request, of the official statement relating to the Bonds (the “Prospectus”) as the same may be supplemented or amended from time to time, and such other information with respect to the Corporation and its properties, the Indenture, and the Bonds as BD shall reasonably request from time to time.

4.2  Supplements and Amendments to Prospectus.

If at any time during the term of this Broker-Dealer Agreement any event or condition known to the Corporation relating to or affecting the Issuer or its properties, the Bonds, the Indenture, or the documents or transactions contemplated thereby, shall occur which, in the reasonable judgment of the Corporation or the Broker-Dealer, might affect the accuracy, correctness or completeness of any statement of a material fact contained in the Prospectus, as it shall have been supplemented or amended from time to time pursuant to this Section or included in any report or notice filed by the Issuer (each, a “Disclosure Statement”) pursuant to the undertaking entered into by the Issuer pursuant to the requirements of Rule 15c2-12 of the Securities and Exchange Commission (the “Continuing Disclosure Undertaking”) which in the reasonable judgment of the Corporation, or BD might result in the Prospectus, as so supplemented or amended, containing any untrue, incorrect or misleading statement of  material fact or omitting to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, then:

(a)  the Corporation and the Issuer (as to events or conditions relating to itself and otherwise of which it becomes aware) shall promptly notify BD of the circumstances and details of such event;

(b)  if, in the opinion of BD, such event or condition requires the preparation and publication of an amendment or supplement to the Prospectus, the Corporation at its expense shall promptly prepare or cause to be prepared an appropriate amendment or supplement thereto, in a form and manner approved by BD, so that the statements in the Prospectus, as so amended or supplemented, will not contain any untrue, incorrect or misleading statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and

(c)  the Corporation and the Issuer shall take all necessary action to approve such supplement or amendment.

4.3  Additional Information.

Without limiting the foregoing, the Corporation shall notify BD of:

(a)  any replacement of the Trustee under the Indenture;

(b)  Any Event of Default under the Indenture provided such Event of Default relates to the Corporation, or any other default which, with notice or lapse of time or both, would constitute such an Event of Default;

(c)  the publication of notice of redemption or purchase of the Bonds, together with a copy of such notice (which notice shall be provided to BD no later than the date of publication of such notice); and

(d)  the occurrence of any of the following events with respect to the Bonds; (i) principal and interest payment delinquencies; (ii) non payment related defaults; (iii) unscheduled draws on debt service reserves; (iv) unscheduled draws on credit enhancements; (v) substitution of credit provider or liquidity provider, or their failure to perform; (vi) adverse tax opinions; (vii) modifications to rights of  security holders; (viii) bond calls; (ix) defeasance; (x) release, substitution, or sale of property securing repayment of the securities; (xi) rating changes (including any announcement that any of the Bonds, Corporation or Issuer has been put on credit watch); and (xii) failure of the Corporation to  provide “annual financial information” in accordance with Rule 15c2-12(b)(5)(i)(D) under the Securities Exchange Act.

4.4  Indemnification and Contribution.

(a)  To the extent, if any, that a court of competent jurisdiction would enforce such agreement as not contrary to law or public policy, the Issuer agrees to indemnify and hold harmless BD and each person, if any, who controls (as such term is defined in Section 15 of the Securities Act of 1933, as amended (the “1933 Act”)) BD against any and all losses, claims, damages, expenses, and liabilities whatsoever arising out of any violation of this Broker-Dealer Agreement by the Corporation, including any untrue statement or alleged untrue statement in the Prospectus and the Disclosure Statement of a material fact or any omission or alleged omission of any material fact necessary to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading, including, without limiting the generality of the foregoing, the aggregate amount paid in settlement of any litigation commenced or threatened or of any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission, including without limitation the reasonable costs and expenses (including fees and expenses of counsel) of investigating, preparing for or defending itself, if such settlement is effected with the written consent of the Corporation.  In each case the indemnification for any such settlement or expense shall be made promptly by the Issuer as the costs of such settlement or expenses are incurred by BD.  In case any claim should be made or action brought against any of BD or any controlling person (as aforesaid) based upon a violation of this Broker-Dealer Agreement by the Corporation, in respect of which indemnity may be sought against the Issuer, BD or such controlling person shall promptly notify the Corporation in writing setting forth the particulars of such claim or action (provided that failure to so notify the Corporation shall not preclude BD from seeking indemnification unless the Corporation is materially prejudiced by such failure to notify) and the Issuer shall assume the defense thereof, including the retaining of counsel and the payment of all expenses.  BD or any such controlling person shall have the right to retain separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at BD’s expense or the expense of such controlling person unless the retaining of such counsel has been specifically authorized in writing by the Corporation, the Issuer has failed to assume the defense and employ counsel or counsel retained by the Corporation has advised BD that the representation of the two parties would constitute a conflict.

(b)  If for any reason indemnification is unavailable to BD or insufficient to hold BD harmless in connection with this Broker-Dealer Agreement, then the Issuer shall contribute to the amount paid or payable by BD as a result of any loss, claim, damage or liability or action in respect thereof (including such legal or other expenses) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and BD on the other hand from the sale of the Bonds (as described in the next sentence) or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and BD on the other as well as any other relevant equitable considerations.  For this purpose the relative benefits received by Issuer on the one hand and BD on the other shall be deemed to be in the same proportion as the principal amount of the Bonds sold bears to one year’s compensation, at the rate applicable at the time of such loss, claim, damage or liability or action, received by BD pursuant to Section 2.5 above.  The Issuer agrees with BD that it would not be just and equitable if contribution pursuant to this provision were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above.  The reimbursement, indemnity and contribution obligations of the Issuer under this subsection shall be in addition to any liability which the Issuer may otherwise have, shall extend upon the same terms and conditions to the officers, members, partners, employees an controlling persons (if any) of BD and shall be binding upon and inure to the benefit of any successors and assigns of the Corporation and BD.

(c)  The Issuer shall not, without the prior written consent of BD, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of BD from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of BD.

SECTION 5.  MISCELLANEOUS.

5.1  Termination.  BD may resign at any time, upon five Business Days’ notice to the Auction Agent; provided, however, that BD may suspend its duties hereunder immediately if it determines, in its reasonable judgment, that for any reason, including, without limitation, (a) a pending or proposed change in applicable tax laws, (b) a material adverse change in the financial condition of the Issuer or the Corporation, (c) hostilities involving the United States, (d) a down-rating of the Bonds, or (e) an imposition of material restrictions on the Bonds or similar obligations, it is not advisable to attempt to Auction the Bonds.  The Auction Agent upon the written direction of the Corporation, with the consent of the Issuer, which shall not be unreasonably withheld or delayed, may terminate this Broker-Dealer Agreement at any time on five Business Days’ notice to the other parties hereto; and provided that this Broker-Dealer Agreement shall terminate upon the resignation or removal of the BD pursuant to this Section 5.1 or termination of the Auction Agreement.

5.2  Participant.  BD is and for the term of this Broker-Dealer Agreement shall remain a member of, a participant in, or an affiliate of such a member or participant in Securities Depository; and will give the Auction Agent, each other Broker-Dealer, the Corporation and the Trustee two Business Days’ notice if it ceases to be so or if it changes its participation or affiliation to a different Securities Depository.

5.3  Communications.  Except for communications authorized to be made by Electronic Means or other communication acceptable to the parties pursuant to this Broker-Dealer Agreement or the Auction Procedures all notices, requests and other communications to any party hereunder shall be in writing (which may be by facsimile) and shall be given to such party, addressed to it, at its address, facsimile number or e-mail address set forth below and, where appropriate, reference the particular Auction to which such notice relates:

If to BD addressed:	Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Municipal Money Market Desk - PARS Trading
Telephone Number: (212) 902-6633
Facsimile: (212) 346-2805
E-mail: gs-pars@gs.com

If to the Auction Agent addressed:	The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Department – Dealing & Trading Group
Telephone Number: (212) 815-3450
Facsimile: (212) 815-3440

If to the Issuer addressed:	The National Collegiate Student Loan Trust 2007-4
c/o Wilmington Trust Company
Rodney Square North, 1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Telephone Number: (302) 552-3104
Facsimile: (302) 552-3129

If to the Corporation addressed:	First Marblehead Data Services, Inc.
The Prudential Tower, 800 Boylston Street, 34th Floor Boston, Massachusetts 02199-8157
Attention: Rosalyn Bonaventure, President & Treasurer
Telephone Number: (617) 638-2000
Facsimile: (617) 422-8872
Email: rbonaventure@firstmarblehead.com

or such other address, telephone, facsimile number or e-mail address as such party may hereafter specify for such purpose by notice to the other party.  Each such notice, request or communication shall be effective when delivered at the address specified herein.  Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer.

5.4  Recording of Conversations.  BD may record telephone communications with the Issuer, the Corporation, the Trustee, or the Auction Agent, or all of them.

5.5  Entire Agreement.  This Broker-Dealer Agreement, and the other agreements and instruments executed and delivered in connection with the issuance of the Bonds, contain the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

5.6  Benefits; Successors and Assigns.  This Broker-Dealer Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of BD, the Auction Agent and the Corporation.  Except as provided in Section 3.2(f) hereof, this Broker-Dealer Agreement may not be assigned by any party hereto absent the prior written consent of the other parties; provided, however, that: (a) the Broker-Dealer Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Corporation without the consent of BD and BD may assign its rights and obligations hereunder to an affiliate of BD or to an entity succeeding to the business of BD.  Nothing in this Broker-Dealer Agreement, express or implied, shall give to any person, other than the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Broker-Dealer Agreement, other than the rights expressly granted to the Issuer herein.

5.7  Amendment; Waiver.

(a)  This Broker-Dealer Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the parties hereto.

(b)  Failure of any party to this Broker-Dealer Agreement to exercise any right or remedy hereunder in the event of a breach of this Broker-Dealer Agreement by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

(c)  Notwithstanding anything herein to the contrary, the Auction Agent may, but shall have no obligation to execute any amendment or waiver which affects its rights, powers, immunities or indemnities hereunder.

5.8  Severability.  If any clause, provision or section of this Broker-Dealer Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

5.9  Execution in Counterparts.  This Broker-Dealer Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

5.10  Governing Law; Jurisdiction; Waiver of Trial by Jury.

(a)  This Broker-Dealer Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, without giving effect to principles of choice of law or conflicts of law thereof (other than sections 5-1401 and 5-1402 of the New York General Obligations Law).

(b)  The parties agree that all actions and proceedings arising out of this Broker-Dealer Agreement or any of the transactions contemplated hereby shall be brought in a New York State Court or United States District Court, in each case, in the County of New York and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County.

(c)  Each party to this Broker-Dealer Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Broker-Dealer Agreement in any court referred to in Section 5.10(b) hereof.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Broker-Dealer Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.3 hereof.  Nothing in this Broker-Dealer Agreement will affect the right of any party to this Broker-Dealer Agreement to serve process in any other manner permitted by law.

(e)  EACH PARTY TO THIS BROKER-DEALER AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS BROKER-DEALER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE).  EACH PARTY HERETO ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS BROKER-DEALER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

5.11  No Implied Duties.

Nothing contained in this Broker-Dealer Agreement, the Auction Procedures or the Auction Agreement shall be deemed to imply any duties, covenants or obligations on the part of the Corporation not otherwise expressly set forth herein or therein.

IN WITNESS WHEREOF, the parties hereto have caused this Broker-Dealer Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

THE BANK OF NEW YORK, as Auction Agent

By:	/s/ Edgar R. Lago
Authorized Signatory

GOLDMAN, SACHS & CO., as Broker-Dealer

By:	/s/ Goldman, Sachs & Co.
Authorized Signatory

FIRST MARBLEHEAD DATA SERVICES, INC.

By:	/s/ Rosalyn Bonaventure
Authorized Signatory

The Issuer hereby acknowledges and agrees to its obligations under Section 4.2 hereof

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4 By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ J. Christopher Murphy
Name:	J. Christopher Murphy
Title:	Financial Services Officer

EXHIBIT A

AUCTION PROCEDURES

Unless otherwise provided herein, the provisions of this Exhibit A shall apply separately to the Class A-2-AR Notes and the Class A-3-AR Notes, each constituting Auction Rate Notes (“Auction Rate Notes”).

TABLE OF CONTENTS

ARTICLE I	Definitions
ARTICLE II	Auction Procedures
Section 2.01.	Orders by Existing Owners and Potential Owners
Section 2.02.	Submission of Orders by Broker-Dealers to Auction Agent
Section 2.03.	Treatment of Orders by the Auction Agent
Section 2.04.	Determination of Auction Period Rate
Section 2.05.	Allocation of Notes
Section 2.06.	Notice of Auction Period Rate
Section 2.07.	Index
Section 2.08.	Miscellaneous Provisions Regarding Auctions
Section 2.09.	Changes in Auction Period or Auction Date

Both the Definitions in Article I and the Auction Procedures in Article II are subject to modification or amendment pursuant to Schedule I.  In the event of any conflict between Article I or Article II and Schedule I, Schedule I shall prevail.  Any reference herein to “Series” such as “a Series of Notes” or “Notes of a Series” shall not apply if there is only one Series of Notes.

ARTICLE I

Definitions

In addition to the words and terms otherwise defined in the Authorizing Document, the following words and terms as used in this Exhibit A  (hereinafter “this Exhibit”) and elsewhere in the Authorizing Document have the following meanings with respect to Notes in an ARS Rate Period unless the context or use indicates another or different meaning or intent or the definition has been changed, modified or expanded in Schedule I:

“Agent Member” means a member of, or participant in, the Securities Depository who shall act on behalf of a Bidder.

“All Hold Rate” has the meaning set forth in Schedule I.

“ARS Conversion Date” means with respect to Notes, the date on which the Notes of such Series convert from an interest rate period other than an ARS Rate Period and begin to bear interest at the Auction Period Rate.

“ARS Rate Period” means, for each Series of Notes, any period of time commencing on the day following the Initial Period and ending on the earlier of the Conversion Date or the day preceding the final maturity date of such Notes.

“Auction” means each periodic implementation of the Auction Procedures.

“Auction Agent” means the Person appointed as Auction Agent in accordance with the Auction Agreement.  The Auction Agent shall initially be the party named in Schedule I.

“Auction Agreement” means an agreement between the Auction Agent and the Indenture Trustee pursuant to which the Auction Agent agrees to follow the procedures specified in this Exhibit with respect to the Notes while such Notes bear interest at the Auction Period Rate, as such agreement may from time to time be amended or supplemented.

“Auction Date” means with respect to any Series of Notes:

(a)  Daily Auction Period.  If the Notes are in a daily Auction Period, each Business Day unless such day is the Business Day prior to the conversion from a daily Auction Period to another Auction Period,

(b)  Flexible Auction Period.  If the Notes are in a Flexible Auction Period, the last Business Day of the Flexible Auction Period, and

(c)  Other Auction Periods.  If the Notes are in any other Auction Period, the Business Day next preceding each Interest Payment Date for such Notes (whether or not an Auction shall be conducted on such date);

provided, however, that the last Auction Date with respect to the Notes in an Auction Period other than a daily Auction Period or Flexible Auction Period shall be the earlier of (i) the Business Day next preceding the Interest Payment Date next preceding the Conversion Date for the Notes and (ii) the Business Day next preceding the Interest Payment Date next preceding the final maturity date for the Notes; and

provided, further, that if the Notes are in a daily Auction Period, the last Auction Date shall be the earlier of (x) the second Business Day next preceding the Conversion Date for the Notes and (y) the Business Day next preceding the final maturity date for the Notes.  The last Business Day of a Flexible Auction Period shall be the Auction Date for the Auction Period which begins on the next succeeding Business Day, if any.  On the second Business Day preceding the conversion from a daily Auction Period to another Auction Period, there shall be an Auction for the last daily Auction Period.  On the Business Day preceding the conversion from a daily Auction Period to another Auction Period, there shall be one Auction for the first Auction Period following the conversion.

The first Auction Date for each Series of Notes is set forth in Schedule I.

“Auction Desk” means the business unit of a Broker-Dealer that fulfills the responsibilities of the Broker-Dealer under a Broker-Dealer Agreement, including soliciting Bids for the Notes, and units of the Broker-Dealer which are not separated from such business unit by information controls appropriate to control, limit and monitor the inappropriate dissemination and use of information about Bids.

“Auction Period” means with respect to each Series of Notes:

(a)           Flexible Auction Period.  A Flexible Auction Period;

(b)           Daily Auction Period.  With respect to a Series of Notes in a daily Auction Period, a period beginning on each Business Day and extending to but not including the next succeeding Business Day unless such Business Day is the second Business Day preceding the conversion from a daily Auction Period to another Auction Period, in which case the daily Auction Period shall extend to, but not include, the next Interest Payment Date;

(c)           Seven day Auction Period.  With respect to a Series of  Notes in a seven-day Auction Period, if Auctions generally are conducted on the day of the week specified in column A of the table below, a period of generally seven days beginning on the day of the week specified in column B of the table below (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on the day of the week specified in column C of the table below) and ending on the day of the week specified in column C of the table below in the next succeeding week (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day):

(A)	(B)	(C)
When Auctions Occur on this day	Auction Period Generally Begins this day	Auction Periods Generally End this day
Friday	Monday	Sunday
Monday	Tuesday	Monday
Tuesday	Wednesday	Tuesday
Wednesday	Thursday	Wednesday
Thursday	Friday	Thursday

(d)    28-day Auction Period.  With respect to a Series of Notes in a 28-day Auction Period, if Auctions generally are conducted on the day of the week specified in column A of the table above, a period of generally 28 days beginning on the day of the week specified in column B of the table above (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on the day of the week specified in column C of the table above) and ending on the same day of the week specified in column C of the table above four weeks later (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day).

(e)    35-day Auction Period.  With respect to a Series of Notes in a 35-day Auction Period, if Auctions generally are conducted on the day of the week specified in column A of the table above, a period of generally 35 days beginning on the day of the week specified in column B of the table above (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on the day of the week specified in column C of the table above) and ending on the day of the week specified in column C of the table above five weeks later (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day).

(f)           Three-month Auction Period.  With respect to a Series of Notes in a three-month Auction Period, a period of generally three months (or shorter period upon a conversion from another Auction Period) beginning on the day following the last day of the prior Auction Period and ending on the calendar day immediately preceding the first Business Day of the month that is the third calendar month following the beginning date of such Auction Period; and

(g)           Six-month Auction Period.  With respect to a Series of Notes in a six-month Auction Period, a period of generally six months (or shorter period upon a conversion from another Auction Period) beginning on the day following the last day of the prior Auction Period and ending on the next succeeding date set forth in Schedule I;

Provided, however, that if there is a conversion of a Series of Notes with Auctions generally conducted on the day of the week specified in column A of the table above, (i) from a daily Auction Period to a seven-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on the next succeeding day of the week specified in column C of the table above (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day), (ii) from a daily Auction Period to a 28-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e., the Interest Payment Date for the prior Auction Period) and shall end of the day of the week specified in column C of the table above (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day) which is more than 21 days but not more than 28 days from such date of conversion, and (iii) from a daily Auction Period to a 35-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on the day of the week specified in column C of the table above (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day) which is more than 28 days but no more than 35 days from such date of conversion.

Notwithstanding the foregoing, if an Auction is for an Auction Period of more than seven days and the Auction Rate on such Auction Date is the Maximum Rate as the result of a lack of Sufficient Clearing Bids, the Auction Period shall automatically convert to a seven-day Auction Period.  On the following Auction Date, the Auction shall be conducted for an Auction Period of the same length as the Auction Period prior to such automatic conversion.  If such Auction is successful, the Auction Period shall revert to the length prior to the automatic conversion, and, if such Auction is not successful, the Auction Period shall be another seven-day period.

“Auction Period Rate” means the Auction Rate or any other rate of interest to be borne by the Notes during each Auction Period determined in accordance with Section 2.04 of this Exhibit; provided, however, in no event may the Auction Period Rate exceed the Maximum Rate.

“Auction Procedures” means the procedures for conducting Auctions for Notes during an ARS Rate Period set forth in this Exhibit.

“Auction Rate” means for each Series of Notes for each Auction Period, (i) if Sufficient Clearing Bids exist, the Winning Bid Rate, provided, however, if all of the Notes are the subject of Submitted Hold Orders, the All Hold Rate for such Series of Notes and (ii) if Sufficient Clearing Bids do not exist, the Maximum Rate for such Series of Notes.

“Authorized Denominations” means $25,000, or such other amount specified in Schedule I, and integral multiples thereof so long as the Notes bear interest at the Auction Period Rate, notwithstanding anything else in the Authorizing Document to the contrary.

“Authorizing Document” has the meaning set forth in Schedule I.

“Available Notes” means, for each Series of Notes on each Auction Date, the number of Units of Notes that are not the subject of Submitted Hold Orders.

“Bid” has the meaning specified in subsection (a) of Section 2.01 of this Exhibit.

“Bidder” means each Existing Owner and Potential Owner who places an Order.

“Notes” has the meaning set forth in Schedule I.

“Broker-Dealer” means any entity that is permitted by law to perform the function required of a Broker-Dealer described in this Exhibit, that is a member of, or a direct participant in, the Securities Depository, that has been selected by the Corporation and that is a party to a Broker-Dealer Agreement with the Auction Agent and the Corporation.  The “Broker-Dealer of record” with respect to any Note is the Broker-Dealer which placed the Order for such Note or whom the Existing Owner of such Note has designated as its Broker-Dealer with respect to such Note, in each case as reflected in the records of the Auction Agent.

“Broker-Dealer Agreement” means an agreement among the Auction Agent, the Corporation and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures described in this Exhibit, as such agreement may from to time be amended or supplemented.

“Broker-Dealer Deadline” means, with respect to an Order, the internal deadline established by the Broker-Dealer through which the Order was placed after which it will not accept Orders or any change in any Order previously placed with such Broker-Dealer; provided, however, that nothing shall prevent the Broker-Dealer from correcting Clerical Errors by the Broker-Dealer with respect to Orders from Bidders after the Broker-Dealer Deadline pursuant to the provisions herein.   Any Broker-Dealer may change the time or times of its Broker-Dealer Deadline as it relates to such Broker-Dealer by giving notice not less than two Business Days prior to the date such change is to take effect to Bidders who place Orders through such Broker-Dealer.

“Business Day” in addition to any other definition of “Business Day” included in the Authorizing Document, while Notes bear interest at the Auction Period Rate, the term Business Day shall not include Saturdays, Sundays, days on which the New York Stock Exchange or its successor is not open for business, days on which the Federal Reserve Bank of New York  is not open for business, days on which banking institutions or trust companies located in the state in which the operations of the Auction Agent are conducted are authorized or required to be closed by law, regulation or executive order of the state in which the Auction Agent conducts operations with respect to the Notes.

“Clerical Error” means a clerical error in the processing of an Order, and includes, but is not limited to, the following: (i) a transmission error, including but not limited to, an Order sent to the wrong address or number, failure to transmit certain pages or illegible transmission, (ii) failure to transmit an Order received from one or more Existing Owners or Potential Owners (including Orders from the Broker-Dealer which were not originated by the Auction Desk) prior to the Broker-Dealer Deadline or generated by the Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline or (iii) a typographical error.  Determining whether an error is a “Clerical Error” is within the reasonable judgment of the Broker-Dealer, provided that the Broker-Dealer has a record of the correct Order that shows it was so received or so generated prior to the Broker-Dealer Deadline or the  Submission Deadline, as applicable.

“Conversion Date” means the date on which any Series of the Notes begin to bear interest at a rate which is determined other than by means of the Auction Procedures.

“Corporation” has the meaning set forth in Schedule I.

“Electronic Means” means, facsimile transmission, email transmission or other similar electronic means of communication providing evidence of transmission, including a telephone communication confirmed by any other method set forth in this definition.

“Error Correction Deadline” means one hour after the Auction Agent completes the dissemination of the results of the Auction to Broker-Dealers without regard to the time of receipt of such results by any Broker-Dealer; provided, however, in no event shall the Error Correction Deadline extend past 4:00 p.m., New York City time, unless the Auction Agent experiences technological failure or force majeure in disseminating the Auction results which causes a delay in dissemination past 3:00 p.m., New York City time.

“Existing Owner” means a Person who is the beneficial owner of Notes; provided, however, that for purposes of conducting an Auction, the Auction Agent may consider a Broker-Dealer acting on behalf of its customer as an Existing Owner.

“Flexible Auction Period” means with respect to a Series of Notes,

(a) any period of 182 days or less which is divisible by seven and which begins on an Interest Payment Date and ends (i) in the case of a Series of Notes with Auctions generally conducted on Fridays, on a Sunday unless such Sunday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (ii) in the case of a Series of Notes with Auctions generally conducted on Mondays, on a Monday unless such Monday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (iii) in the case of a Series of Notes with Auctions generally conducted on Tuesdays, on a Tuesday unless such Tuesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (iv) in the case of a Series of Notes with Auctions generally conducted on Wednesdays, on a Wednesday unless such Wednesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, and (v) in the case of a Series of Notes with Auctions generally conducted on Thursdays, on a Thursday unless such Thursday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day or

(b) any period which is longer than 182 days which begins on an Interest Payment Date and ends not later than the final scheduled maturity date of such Series of Notes.

“Hold Order” means an Order to hold the Notes as provided in Section 2.01(a) of this Exhibit or such an Order deemed to have been submitted as provided in Section 2.01(c) of this Exhibit.

“Index” has the meaning set forth in Schedule I.

“Initial Period” has the meaning set forth in Schedule I.

“Initial Period Rate” has the meaning set forth in Schedule I.

“Interest Payment Date” with respect to Notes of a Series bearing interest at Auction Period Rates, means, notwithstanding anything else in the Authorizing Document to the contrary, the first Interest Payment Date for such Series of Notes as set forth in Schedule I and thereafter (unless changed by Schedule I)  (a) when used with respect to any Auction Period other than a daily Auction Period or a Flexible Auction Period, the Business Day immediately following such Auction Period, (b) when used with respect to a daily Auction Period, the first Business Day of the month immediately succeeding such Auction Period, (c) when used with respect to a Flexible Auction Period of (i) seven or more but fewer than 183 days, the Business Day immediately following such Flexible Auction Period, or (ii) 183 or more days, each semiannual date on which interest on the Notes would be payable if such Notes bore interest at a fixed rate of interest and on the Business Day immediately following such Flexible Auction Period, and (d) the date when the final payment of principal of the Notes of such Series becomes due and payable (whether at stated maturity, upon redemption or acceleration, or otherwise).

“Order” means a Hold Order, Bid or Sell Order.

“Potential Owner” means any Person, including any Existing Owner, who may be interested in acquiring a beneficial interest in the Notes in addition to the Notes currently owned by such Person, if any; provided, however, that for purposes of conducting an Auction, the Auction Agent may consider a Broker-Dealer acting on behalf of its customer as a Potential Owner.

“Record Date” means, notwithstanding anything else in the Authorizing Document, while the Notes bear interest at the Auction Period Rate, the Business Day immediately preceding an Interest Payment Date.

“Schedule I” means Schedule I to this Exhibit.

“Securities Depository” means, notwithstanding anything else in the Authorizing Document to the contrary, The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation.

“Sell Order” has the meaning specified in subsection (a) of Section 2.01 of this Exhibit.

“Submission Deadline” means, unless changed by Schedule I, 1:00 p.m., New York City time, on each Auction Date not in a daily Auction Period and 11:00 a.m., New York City time, on each Auction Date in a daily Auction Period, or such other time on such date as shall be specified from time to time by the Auction Agent if directed in writing by the Indenture Trustee or the Corporation pursuant to the Auction Agreement as the time by which Broker-Dealers are required to submit Orders to the Auction Agent.  Notwithstanding the foregoing, the Auction Agent will follow the Securities Industry and Financial Markets Association’s Early Market Close Recommendations for shortened trading days for the bond markets (the “SIFMA Recommendation”) unless the Auction Agent is instructed otherwise in writing by the Indenture Trustee or the Corporation.  In the event of a SIFMA Recommendation with respect to an Auction Date, the Submission Deadline will be 11:30 a.m., instead of 1:00 p.m., New York City time.

“Submitted Bid” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit.

“Submitted Hold Order” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit.

“Submitted Order” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit.

“Submitted Sell Order” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit.

“Sufficient Clearing Bids” means for each Series of Notes, an Auction for which the number of Units of such Notes that are the subject of Submitted Bids by Potential Owners specifying one or more rates not higher than the Maximum Rate is not less than the number of Units of such Notes that are the subject of Submitted Sell Orders and of Submitted Bids by Existing Owners specifying rates higher than the Maximum Rate.

“Units” has the meaning set forth in Section 2.02(a)(iii) of this Exhibit.

“Winning Bid Rate” means for each Series of Notes, the lowest rate specified in any Submitted Bid of such Series which if calculated by the Auction Agent as the Auction Rate would cause the number of Units of such Notes that are the subject of Submitted Bids specifying a rate not greater than such rate to be not less than the number of Units of Available Notes of such Series.

ARTICLE II

Auction Procedures

Section 2.01.                                Orders by Existing Owners and Potential Owners.  (a)  Prior to the Broker-Dealer Deadline for each Series of Notes on each Auction Date:

(i)           each Existing Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, one or more Orders as to:

(A)           the principal amount of Notes, if any, held by such Existing Owner which such Existing Owner commits to continue to hold for the next succeeding Auction Period without regard to the Auction Rate for such Auction Period,

(B)           the principal amount of Notes, if any, held by such Existing Owner which such Existing Owner commits to continue to hold for the next succeeding Auction Period if the Auction Rate for the next succeeding Auction Period is not less than the rate per annum specified in such Order (and if the Auction Rate is less than such specified rate, the effect of the Order shall be as set forth in paragraph (b)(i)(A) of this Section), and/or

(C)           the principal amount of Notes, if any, held by such Existing Owner which such Existing Owner offers to sell on the first Business Day of the next succeeding Auction Period (or on the same day in the case of a daily Auction Period) without regard to the Auction Rate for the next succeeding Auction Period; and

(ii)           each Potential Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, an Order as to the principal amount of Notes, which each such Potential Owner offers to purchase if the Auction Rate for the next succeeding Auction Period is not less than the rate per annum then specified by such Potential Owner.

For the purposes of the Auction Procedures an Order containing the information referred to in clause (i)(A) above is referred to as a “Hold Order,” an Order containing the information referred to in clause (i)(B) or (ii) above is referred to as a “Bid,” and an Order containing the information referred to in clause (i)(C) above is referred to as a “Sell Order.”

No Auction Desk of a Broker-Dealer shall accept as an Order a submission (whether received from an Existing Owner or a Potential Owner or generated by the Broker-Dealer for  its own account) which does not conform to the requirements of the Auction Procedures, including, but not limited to, submissions which are not in Authorized Denominations, specify a rate which contains more than three figures to the right of the decimal point or specify an amount greater than the amount of Outstanding Notes.  No Auction Desk of a Broker-Dealer shall accept a Bid or Sell Order which is conditioned on being filled in whole or a Bid which does not specify a specific interest rate.

(b)           (i)           A Bid by an Existing Owner shall constitute an offer to sell on the first Business Day of the next succeeding Auction Period  (or the same day in the case of a daily Auction Period):

(A)           the principal amount of Notes specified in such Bid if the Auction Rate for the next succeeding Auction Period shall be less than the rate specified in such Bid; or

(B)           such principal amount or a lesser principal amount of Notes to be determined as described in subsection (a)(v) of Section 2.05 hereof if the Auction Rate for the next succeeding Auction Period shall be equal to such specified rate; or

(C)           a lesser principal amount of Notes to be determined as described in subsection (b)(iv) of Section 2.05 hereof if such specified rate shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

(ii)           A Sell Order by an Existing Owner shall constitute an offer to sell:

(A)           the principal amount of Notes specified in such Sell Order; or

(B)           such principal amount or a lesser principal amount of Notes as described in subsection (b)(iv) of Section 2.05 hereof if Sufficient Clearing Bids do not exist.

(iii)           A Bid by a Potential Owner shall constitute an offer to purchase:

(A)           the principal amount of Notes specified in such Bid if the Auction Rate for the next succeeding Auction Period shall be higher than the rate specified therein; or

(B)           such principal amount or a lesser principal amount of Notes as described in subsection (a)(vi) of Section 2.05 hereof if the Auction Rate for the next succeeding Auction Period shall be equal to such specified rate.

(c)           Anything herein to the contrary notwithstanding:

(i)           If an Order  or Orders covering all of the Notes of a particular Series held by an Existing Owner is not submitted to the Broker-Dealer of record for such Existing Owner prior to the Broker-Dealer Deadline, such Broker-Dealer shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Notes held by such Existing Owner and not subject to Orders submitted to such Broker-Dealer; provided, however, that if there is a conversion from one Auction Period to a longer Auction Period and Orders have not been submitted to such Broker-Dealer prior to the Broker-Dealer Deadline covering the aggregate principal amount of Notes of a particular Series to be converted held by such Existing Owner, such Broker-Dealer shall deem a Sell Order to have been submitted on behalf of such Existing Owner covering the principal amount of Notes to be converted held by such Existing Owner not subject to Orders submitted to such Broker-Dealer.

(ii)           for purposes of any Auction, any Order by any Existing Owner or Potential Owner shall be revocable until the Broker-Dealer Deadline, and after the Broker-Dealer Deadline, all such Orders shall be irrevocable, except as provided in Sections 2.02(e)(ii) and 2.02(f); and

(iii)           for purposes of any Auction other than during a daily Auction Period, any Notes sold or purchased pursuant to subsection (b)(i), (ii) or (iii) above shall be sold or purchased at a price equal to 100% of the principal amount thereof; provided that, for purposes of any Auction during a daily Auction Period, such sale or purchase price shall be 100% of the principal amount thereof plus accrued interest to the date of sale or purchase.

Section 2.02.                                Submission of Orders by Broker-Dealers to Auction Agent.

(a)           Each Broker-Dealer shall submit to the Auction Agent in writing, or by such Electronic Means as shall be reasonably acceptable to the Auction Agent, prior to the Submission Deadline on each Auction Date for Notes of a Series, all Orders with respect to Notes of such Series accepted by such Broker-Dealer in accordance with Section 2.01 above and specifying with respect to each Order or aggregation of Orders pursuant to Section 2.02(b) below:

(i)           the name of the Broker-Dealer;

(ii)           the number of Bidders placing Orders, if requested by the Auction Agent;

(iii)           the aggregate number of Units of Notes of such Series, if any, that are the subject of such Order, where each Unit is equal to the principal amount of the minimum Authorized Denomination of the Notes;

(iv)           to the extent that such Bidder is an Existing Owner:

(A)           the number of Units of Notes of such Series, if any, subject to any Hold Order placed by such Existing Owner;

(B)           the number of Units of Notes of such Series, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

(C)           the number of Units of Notes of such Series, if any, subject to any Sell Order placed by such Existing Owner; and

(v)           to the extent such Bidder is a Potential Owner, the rate specified in such Bid.

(b)           If more than one Bid is submitted to a Broker-Dealer on behalf of any single Potential Owner, the Broker-Dealer shall aggregate each Bid on behalf of such Potential Owner submitted with the same rate and consider such Bids as a single Bid and shall consider each Bid submitted with a different rate a separate Bid with the rate and the number of Units of Notes specified therein.

A Broker-Dealer may aggregate the Orders of different Potential Owners with those of other Potential Owners on whose behalf the Broker-Dealer is submitting Orders and may aggregate the Orders of different Existing Owners with other Existing Owners on whose behalf the Broker-Dealer is submitting Orders; provided, however, Bids may only be aggregated if the interest rates on the Bids are the same.

(c)           None of the Issuer, the Corporation, the Indenture Trustee or the Auction Agent shall be responsible for the failure of any Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

(d)           Nothing contained herein shall preclude a Broker-Dealer from placing an Order for some or all of the Notes for its own account.

(e)           Until the Submission Deadline, a Broker-Dealer may withdraw or modify any Order previously submitted to the Auction Agent (i) for any reason if the Order was generated by the Auction Desk of the Broker-Dealer for the account of the Broker-Dealer or (ii) to correct a Clerical Error in the case of any other Order, including Orders from the Broker-Dealer which were not originated by the Auction Desk.

(f)           After the Submission Deadline and prior to the Error Correction Deadline, a Broker-Dealer may:

(i)           submit to the Auction Agent an Order received from an Existing Owner, Potential Owner or a Broker-Dealer which is not an Order originated by the Auction Desk, in each case prior to the Broker-Dealer Deadline, or an Order generated by the Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline (provided that in each case the Broker-Dealer has a record of such Order and the time when such Order was received or generated) and not submitted to the Auction Agent prior to the Submission Deadline as a result of (A) an event of force majeure or a technological failure which made delivery prior to the Submission Deadline impossible or, under the conditions then prevailing, impracticable or (B) a Clerical Error on the part of the Broker-Dealer; or

(ii)           modify or withdraw an Order received from an Existing Owner or Potential Owner or generated by the Broker-Dealer (whether generated by the Broker-Dealer’s Auction Desk or elsewhere within the Broker-Dealer) for its own account and submitted to the Auction Agent prior to the Submission Deadline or pursuant to clause (i) above, if the Broker-Dealer determines that such Order contained a Clerical Error on the part of the Broker-Dealer.

In the event a Broker-Dealer makes a submission, modification or withdrawal pursuant to this Section 2.02(f) and the Auction Agent has already run the Auction, the Auction Agent shall rerun the Auction, taking into account such submission, modification or withdrawal.  Each submission, modification or withdrawal of an Order submitted pursuant to this Section 2.02(f) by a Broker-Dealer after the Submission Deadline and prior to the Error Correction Deadline shall constitute a representation by the Broker-Dealer that (A) in the case of a newly submitted Order or portion thereof or revised Order, the failure to submit such Order prior to the Submission Deadline resulted from an event described in clause (i) above and such Order was received from an Existing Owner or Potential Owner or is an Order received from the Broker-Dealer that was not originated by the Auction Desk, in each case, prior to the Broker-Dealer Deadline, or generated internally by such Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline or (B) in the case of a modified or withdrawn Order, such Order was received from an Existing Owner, a Potential Owner or the Broker-Dealer which was not originated by the Auction Desk prior to the Broker-Dealer Deadline, or generated internally by such Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline and such Order as submitted to the Auction Agent contained a Clerical Error on the part of the Broker-Dealer and that such Order has been modified or withdrawn solely to effect a correction of such Clerical Error, and in the case of either (A) or (B), as applicable, the Broker-Dealer has a record of such Order and the time when such Order was received or generated.  The Auction Agent shall be entitled to rely conclusively (and shall have no liability for relying) on such representation for any and all purposes of the Auction Procedures.

(g)                      If after the Auction Agent announces the results of an Auction, a Broker-Dealer becomes aware that an error was made by the Auction Agent, the Broker-Dealer shall communicate such awareness to the Auction Agent prior to 5:00 p.m. New York City time on the Auction Date (or 2:00 pm. New York City time in the case of Notes in a daily Auction Period).  If the Auction Agent determines there has been  such an error (as a result of either a communication from a Broker-Dealer or its own discovery) prior to 3:00 p.m. New York City time on the first day of the Auction Period with respect to which such Auction was conducted, the Auction Agent shall correct the error and notify each Broker-Dealer that submitted Bids or held a position in Notes in such Auction of the corrected results.

(h)           Nothing contained herein shall preclude the Auction Agent from:

(i)           advising a Broker-Dealer prior to the Submission Deadline that it has not received Sufficient Clearing Bids for the Notes; provided, however, that if the Auction Agent so advises any Broker-Dealer, it shall so advise all Broker-Dealers; or

(ii)           verifying the Orders of a Broker-Dealer prior to or after the Submission Deadline; provided, however, that if the Auction Agent verifies the Orders of any Broker-Dealer, it shall verify the Orders of all Broker-Dealers requesting such verification.

Section 2.03.                                Treatment of Orders by the Auction Agent.  Anything herein to the contrary notwithstanding:

(a)           If the Auction Agent receives an Order which does not conform to the requirements of the Auction Procedures, the Auction Agent may contact the Broker-Dealer submitting such Order until one hour after the Submission Deadline and inform such Broker-Dealer that it may resubmit such Order so that it conforms to the requirements of the Auction Procedures.  Upon being so informed, such Broker-Dealer may correct and resubmit to the Auction Agent any such Order that, solely as a result of a Clerical Error on the part of such Broker-Dealer, did not conform to the requirements of the Auction Procedures when previously submitted to the Auction Agent.   Any such resubmission by a Broker-Dealer shall constitute a representation by such Broker-Dealer that the failure of such Order to have so conformed was solely as a result of a Clerical Error on the part of such Broker-Dealer.  If the Auction Agent has not received a corrected conforming Order within one hour and fifteen minutes of the Submission Deadline, the Auction Agent shall, if and to the extent applicable, adjust or apply such Order, as the case may be,  in conformity with the provisions of subsections (b), (c) or (d) of this Section 2.03 and, if the Auction Agent is unable to so adjust or apply such Order, the Auction Agent shall reject such Order.

(b)           If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth of one percent (0.001%).

(c)           If one or more Orders covering in the aggregate more than the number of Units of Outstanding Notes of a particular Series  are submitted by a Broker-Dealer to the Auction Agent, such Orders shall be considered valid in the following order of priority:

(i)           all Hold Orders shall be considered Hold Orders, but only up to and including in the aggregate the number of Units of Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record;

(ii)           (A)           any Bid of a Broker-Dealer shall be considered valid as a Bid of an Existing Owner up to and including the excess of the number of Units of Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of the Notes of such Series subject to Hold Orders referred to in clause (i) above;

(B)           subject to clause (A) above, all Bids of a Broker-Dealer with the same rate shall be aggregated and considered a single Bid of an Existing Owner up to and including the excess of the number of Units of Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record subject to Hold Orders referred to in clause (i) above;

(C)           subject to clause (A) above, if more than one Bid with different rates is submitted by a Broker-Dealer, such Bids shall be considered Bids of an Existing Owner in the ascending order of their respective rates up to the amount of the excess of the number of Units of Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record subject to Hold Orders referred to in clause (i) above; and

(D)           the number of Units, if any, of such Notes of such Series subject to Bids not considered to be Bids for which such Broker-Dealer is the Broker-Dealer of record under this clause (ii) shall be treated as the subject of a Bid by a Potential Owner;

(iii)           all Sell Orders shall be considered Sell Orders, but only up to and including the number of Units of Notes of such Series equal to the excess of the number of Units of Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record over the sum of the number of Units of the Notes of such Series considered to be subject to Hold Orders pursuant to clause (i) above and the number of Units of Notes of such Series considered to be subject to Bids for which such Broker-Dealer is the Broker-Dealer of record pursuant to clause (ii) above.

(d)             If any Order is for other than an integral number of Units, then the Auction Agent shall round the amount down to the nearest number of whole Units, and the Auction Agent shall conduct the Auction Procedures as if such Order had been submitted in such number of Units.

(e)            For purposes of any Auction other than during a daily Auction Period, if an Auction Agent has been notified by the Indenture Trustee, Issuer or Corporation that any portion of an Order by a Broker-Dealer relates to a Note which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction, the Order shall be invalid with respect to such portion and the Auction Agent shall conduct the Auction Procedures as if such portion of such Order had not been submitted.

(f)            For purposes of any Auction other than during a daily Auction Period, no portion of a Note which the Auction Agent has been notified by the Indenture Trustee, Issuer or Corporation has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be included in the calculation of Available Notes for such Auction.

(g)           If an Order  or Orders covering all of the Notes of a particular Series  is not submitted by a Broker-Dealer of record prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Broker-Dealer covering the number of Units of Notes for which such Broker-Dealer is the Broker-Dealer of record and not subject to Orders submitted to the Auction Agent; provided, however, that if there is a conversion from one Auction Period to a longer Auction Period and Orders have not been submitted by such Broker-Dealer prior to the Submission Deadline covering the number of Units of Notes of a particular Series to be converted for which such Broker-Dealer is the Broker-Dealer of record, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Broker-Dealer covering the number of Units of Notes to be converted for which such Broker-Dealer is the Broker-Dealer of record not subject to Orders submitted by such Broker-Dealer.

Section 2.04.                                Determination of Auction Period Rate.  (a) If requested by the Indenture Trustee or a Broker-Dealer, not later than 10:30 a.m., New York City time (or such other time as may be agreed to by the Auction Agent and all Broker-Dealers), on each Auction Date for each Series of Notes, the Auction Agent shall advise such Broker-Dealer (and thereafter confirm to the Indenture Trustee, if requested) of  the All Hold Rate, the Index and, if the Maximum Rate is not a fixed interest rate, the Maximum Rate.  Such advice, and confirmation, shall be made by telephone or other Electronic Means acceptable to the Auction Agent.

(b)           Promptly after the Submission Deadline for each Series of Notes on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, and collectively as a “Submitted Order”) and shall determine (i) the Available Notes, (ii) whether there are Sufficient Clearing Bids, and (iii) the Auction Rate.

(c)           In the event the Auction Agent shall fail to calculate or, for any reason, fails to provide the Auction Rate on the Auction Date, for any Auction Period (i) if the preceding Auction Period was a period of 35 days or less, (A) a new Auction Period shall be established for the same length of time as the  preceding Auction Period, if the failure to make such calculation was because there was not at the time a duly appointed and acting Auction Agent or Broker-Dealer, and the Auction Period Rate for the new Auction Period shall be the percentage of the Index set forth in Schedule I under “Determination of Auction Period Rate” if the Index is ascertainable on such date (by the Auction Agent, if there is at the time an Auction Agent, or the Indenture Trustee, if at the time there is no Auction Agent) or, (B) if the failure to make such calculation was for any other reason or if the Index is not ascertainable on such date, the prior Auction Period shall be extended to the seventh day following the day that would have been the last day of the preceding Auction Period (or if such seventh day is not followed by a Business Day then to the next succeeding day that is followed by  a Business Day) and the Auction Period Rate for the period as so extended shall be the same as the Auction Period Rate for the Auction Period prior to the extension, and (ii) if the preceding Auction Period was a period of greater than 35 days, (A) a new Auction Period shall be established for a period that ends on the seventh day following the day that was the last day of the preceding Auction Period, (or if such seventh day is not followed by a Business Day then to the next succeeding day which is followed by a Business Day) if the failure to make such calculation was because there was not at the time a duly appointed and acting Auction Agent or Broker-Dealer, and the Auction Period Rate for the new Auction Period shall be the percentage of the Index set forth in Schedule I under “Determination of Auction Period Rate”  if the Index is ascertainable on such date (by the Auction Agent, if there is at the time an Auction Agent, or the Indenture Trustee, if at the time there is no Auction Agent) or, (B) if the failure to make such calculation was for any other reason or if the Index is not ascertainable on such date, the prior Auction Period shall be extended to the seventh day following the day that would have been the last day of the preceding Auction Period (or if such seventh day is not followed by a Business Day then to the next succeeding day that is followed by  a Business Day) and the Auction Period Rate for the period as so extended shall be the same as the Auction Period Rate for the Auction Period prior to the extension.  In the event a new Auction Period is established as set forth in clause (ii) (A) above, an Auction shall be held on the last Business Day of the new Auction Period to determine an Auction Rate for an Auction Period beginning on the Business Day immediately following the last day of the new Auction Period and ending on the date on which the Auction Period otherwise would have ended had there been no new Auction Period or Auction Periods subsequent to the last Auction Period for which a Winning Bid Rate had been determined.  In the event an Auction Period is extended as set forth in clause (i) (B) or (ii) (B) above, an Auction shall be held on the last Business Day of the Auction Period as so extended to determine an Auction Rate for an Auction Period beginning on the Business Day immediately following the last day of the extended Auction Period and ending on the date on which the Auction Period otherwise would have ended had there been no extension of the prior Auction Period.

Notwithstanding the foregoing, neither new nor extended Auction Periods shall total more than 35 days in the aggregate.  If at the end of the 35 days the Auction Agent fails to calculate or provide the Auction Rate, or there is not at the time a duly appointed and acting Auction Agent or Broker-Dealer, the Auction Period Rate shall be the Maximum Rate.

(d)           In the event of a failed conversion from an Auction Period to any other period or in the event of a failure to change the length of the current Auction Period due to the lack of Sufficient Clearing Bids at the Auction on the Auction Date for the first new Auction Period, the Auction Period Rate for the next Auction Period shall be the Maximum Rate and the Auction Period shall be a seven-day Auction Period.

(e)           If the Notes are no longer maintained in book-entry-only form by the Securities Depository, then the Auctions shall cease and the Auction Period Rate shall be the Maximum Rate.

Section 2.05.                                Allocation of Notes.

(a)           In the event of Sufficient Clearing Bids for a Series of Notes, subject to the further provisions of subsections (c) and (d) below, Submitted Orders for each Series of Notes shall be accepted or rejected as follows in the following order of priority:

(i)           the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Notes that are the subject of such Submitted Hold Order;

(ii)           the Submitted Sell Order of each Existing Owner shall be accepted and the Submitted Bid of each Existing Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Owner to sell the Notes that are the subject of such Submitted Sell Order or Submitted Bid;

(iii)           the Submitted Bid of each Existing Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Notes that are the subject of such Submitted Bid;

(iv)           the Submitted Bid of each Potential Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Notes that are the subject of such Submitted Bid;

(v)           the Submitted Bid of each Existing Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Notes that are the subject of such Submitted Bid, but only up to and including the number of Units of Notes obtained by multiplying (A) the aggregate number of Units of Outstanding Notes which are not the subject of Submitted Hold Orders described in clause (i) above or of Submitted Bids described in clauses (iii) or (iv) above by (B) a fraction the numerator of which shall be the number of Units of Outstanding Notes held by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the aggregate number of Units of Outstanding Notes subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Winning Bid Rate, and the remainder, if any, of such Submitted Bid shall be rejected, thus requiring each such Existing Owner to sell any excess amount of Notes;

(vi)           the Submitted Bid of each Potential Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Notes that are the subject of such Submitted Bid, but only in an amount equal to the number of Units of Notes obtained by multiplying (A) the aggregate number of Units of Outstanding Notes which are not the subject of Submitted Hold Orders described in clause (i) above or of Submitted Bids described in clauses (iii), (iv) or (v) above by (B) a fraction the numerator of which shall be the number of Units of Outstanding Notes subject to such Submitted Bid and the denominator of which shall be the sum of the aggregate number of Units of Outstanding Notes subject to such Submitted Bids made by all such Potential Owners that specified a rate equal to the Winning Bid Rate, and the remainder of such Submitted Bid shall be rejected; and

(vii)           the Submitted Bid of each Potential Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected.

(b)           In the event there are not Sufficient Clearing Bids for a Series of Notes, Submitted Orders for each Series of Notes shall be accepted or rejected as follows in the following order of priority:

(i)           the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Notes that are the subject of such Submitted Hold Order;

(ii)           the Submitted Bid of each Existing Owner specifying any rate that is not higher than the Maximum Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Notes that are the subject of such Submitted Bid;

(iii)           the Submitted Bid of each Potential Owner specifying any rate that is not higher than the Maximum Rate shall be accepted, thus requiring each such Potential Owner to purchase the Notes that are the subject of such Submitted Bid;

(iv)           the Submitted Sell Orders of each Existing Owner shall be accepted as Submitted Sell Orders and the Submitted Bids of each Existing Owner specifying any rate that is higher than the Maximum Rate shall be deemed to be and shall be accepted as Submitted Sell Orders, in both cases only up to and including the number of Units of Notes obtained by multiplying (A) the aggregate number of Units of Notes subject to Submitted Bids described in clause (iii) of this subsection (b) by (B) a fraction the numerator of which shall be the number of Units of Outstanding Notes held by such Existing Owner subject to such Submitted Sell Order or such Submitted Bid deemed to be a Submitted Sell Order and the denominator of which shall be the number of Units of Outstanding Notes subject to all such Submitted Sell Orders and such Submitted Bids deemed to be Submitted Sell Orders, and the remainder of each such Submitted Sell Order or Submitted Bid shall be deemed to be and shall be accepted as a Hold Order and each such Existing Owner shall be required to continue to hold such excess amount of Notes; and

(v)           the Submitted Bid of each Potential Owner specifying any rate that is higher than the Maximum Rate shall be rejected.

(c)           If, as a result of the undertakings described in Section 2.05(a) or (b) above, any Existing Owner or Potential Owner would be required to purchase or sell an aggregate principal amount of the Notes that is not an integral multiple of an Authorized Denomination on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, round up or down the principal amount of the Notes to be purchased or sold by any Existing Owner or Potential Owner on such Auction Date so that the aggregate principal amount of the Notes purchased or sold by each Existing Owner or Potential Owner on such Auction Date shall be an integral multiple of such Authorized Denomination, even if such allocation results in one or more of such Existing Owners or Potential Owners not purchasing or selling any Notes on such Auction Date.

(d)           If, as a result of the undertakings described in Section 2.05(a) above, any Potential Owner would be required to purchase less than an Authorized Denomination in principal amount of the Notes on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, allocate the Notes for purchase among Potential owners so that the principal amount of the Notes purchased on such Auction Date by any Potential Owner shall be an integral multiple of such Authorized Denomination, even if such allocation results in one or more of such potential Owners not purchasing the Notes on such Auction Date.

Section 2.06.                                Notice of Auction Period Rate.  (a) On each Auction Date, the Auction Agent shall notify each Broker-Dealer that participated in the Auction held on such Auction Date by Electronic Means acceptable to the Auction Agent and the applicable Broker-Dealer of the following, with respect to each Series of Notes for which an Auction was held on such Auction Date:

(i)           the Auction Period Rate determined on such Auction Date for the succeeding Auction Period;

(ii)           whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;

(iii)           if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected and the number of Units of Notes, if any, to be sold by such Existing Owner;

(iv)           if such Broker-Dealer submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected and the number of Units of Notes, if any, to be purchased by such Potential Owner;

(v)           if the aggregate number of Units of the Notes to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different from the aggregate number of Units of Notes to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer) and the number of Units of Notes to be (A) purchased from one or more Existing Owners on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (B) sold to one or more Potential Owners on whose behalf such Broker-Dealer submitted Bids;

(vi)           the amount of dividend or interest payable per Unit on each Interest Payment Date with respect to such Auction Period; and

(vii)           the immediately succeeding Auction Date.

(b)           On each Auction Date, with respect to each Series of Notes for which an Auction was held on such Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall: (i) if requested by an Existing Owner or a Potential Owner, advise such Existing Owner or Potential Owner on whose behalf such Broker-Dealer submitted an Order as to (A) the Auction Period Rate determined on such Auction Date, (B) whether any Bid or Sell Order submitted on behalf of such Owner was accepted or rejected and (C) the immediately succeeding Auction Date; (ii) instruct each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Owner’s Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Units of Notes to be purchased pursuant to such Bid (including, with respect to the Notes in a daily Auction Period, accrued interest if the purchase date is not an Interest Payment Date for such Note) against receipt of such Notes; and (iii) instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted or a Bid that was rejected in whole or in part, to instruct such Existing Owner’s Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Units of Notes to be sold pursuant to such Bid or Sell Order against payment therefor.

(c)           The Auction Agent shall give notice of the Auction Rate to the Corporation, Issuer and Trustee by mutually acceptable Electronic Means and the Indenture Trustee shall promptly give notice of such Auction Rate to the Securities Depository.

Section 2.07.                                Index.

(a)           If for any reason on any Auction Date the Index shall not be determined as provided in Schedule I, the Index shall be the Index for the Auction Period ending on such Auction Date.

(b)           The determination of the Index as provided in Schedule I and herein shall be conclusive and binding upon the Issuer, the Corporation, the Indenture Trustee, the Broker-Dealers, the Auction Agent and the Owners of the Notes.

Section 2.08.                                Miscellaneous Provisions Regarding Auctions.

(a)           In this Exhibit, each reference to the purchase, sale or holding of Notes shall refer to beneficial interests in Notes, unless the context clearly requires otherwise.

(b)           During an ARS Rate Period with respect to each Series of Notes, the provisions of the Authorizing Document and the definitions contained therein and described in this Exhibit, including without limitation the definitions of All Hold Rate, Index, Interest Payment Date, Maximum Rate, Auction Period Rate and Auction Rate, may be amended pursuant to the Authorizing Document by obtaining the consent of the owners of all affected Outstanding Notes bearing interest at the Auction Period Rate as follows.  If on the first Auction Date occurring at least 20 days after the date on which the Indenture Trustee mailed notice of such proposed amendment to the registered owners of the affected Outstanding Notes as required by the Authorizing Document, (i) the Auction Period Rate which is determined on such date is the Winning Bid Rate or the All Hold Rate and (ii) there is delivered to the Corporation and the Indenture Trustee an opinion of Note Counsel to the effect that such amendment shall not adversely affect the validity of the Notes or any exemption from federal income taxation to which the interest on the Notes would otherwise be entitled, the proposed amendment shall be deemed to have been consented to by the registered owners of all affected Outstanding Notes bearing interest at an Auction Period Rate.

(c)           If the Securities Depository notifies the Issuer that it is unwilling or unable to continue as registered owner of the Notes or if at any time the Securities Depository shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation and a successor to the Securities Depository is not appointed by the Issuer within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be, the Auctions shall cease and the Issuer shall execute and the Indenture Trustee shall authenticate and deliver certificates representing the Notes.  Such Notes shall be registered in such names and Authorized Denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct the Issuer and the Indenture Trustee.

During an ARS Rate Period, so long as the ownership of the Notes is maintained in book-entry form by the Securities Depository, an Existing Owner or a beneficial owner may sell, transfer or otherwise dispose of a Note only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer, provided that (i) in the case of all transfers other than pursuant to Auctions, such Existing Owner or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (ii) a sale, transfer or other disposition of Notes from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such Notes to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph if such Broker-Dealer remains the Existing Owner of the Notes so sold, transferred or disposed of immediately after such sale, transfer or disposition.

(d)           Unless specifically provided otherwise in Schedule I, the Auction Agent shall continue to implement the Auction Procedures notwithstanding the occurrence of an Event of Default under the Indenture.

Section 2.09.                                Changes in Auction Period or Auction Date.

(a)           Changes in Auction Period.

(i)            During any ARS Rate Period, the Corporation, may, from time to time on the Interest Payment Date immediately following the end of any Auction Period, change the length of the Auction Period with respect to all of the Notes of a Series among daily, seven-days, 28-days, 35-days, three months, six months or a Flexible Auction Period in order to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by such Notes.  The Corporation shall initiate the change in the length of the Auction Period by giving written notice to the Issuer, the Indenture Trustee, the Auction Agent, the Broker-Dealers and the Securities Depository that the Auction Period shall change if the conditions described herein are satisfied and the proposed effective date of the change, at least 10 Business Days prior to the Auction Date for such Auction Period.

(ii)           Any such changed Auction Period shall be for a period of one day, seven-days, 28-days, 35-days, three months, six months or a Flexible Auction Period and shall be for all of the Notes of such Series.

(iii)           The change in length of the Auction Period shall take effect only if Sufficient Clearing Bids exist at the Auction on the Auction Date for such new Auction Period.  For purposes of the Auction for such new Auction Period only, except to the extent any Existing Owner submits an Order with respect to such Notes of any Series, each Existing Owner shall be deemed to have submitted Sell Orders with respect to all of its Notes of such Series if the change is to a longer Auction Period and a Hold Order if the change is to a shorter Auction Period.  If there are not Sufficient Clearing Bids for the first Auction Period, the Auction Rate for the new Auction Period shall be the Maximum Rate, and the Auction Period shall be a seven-day Auction Period.

(b)           Changes in Auction Date.  During any ARS Rate Period, the Auction Agent, at the direction of the Corporation, may specify an earlier or later Auction Date (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of “Auction Date” in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne by the Notes.  The Auction Agent shall provide notice of the Corporation’s direction to specify an earlier Auction Date for an Auction Period by means of a written notice delivered at least 45 days prior to the proposed changed Auction Date to the Indenture Trustee, the Issuer, the Corporation and the Broker-Dealers with a copy to  the Securities Depository.  In the event the Auction Agent is instructed to specify an earlier Auction Date, the days of the week on which an Auction Period begins and ends, the day of the week on which a Flexible Auction Period ends and the Interest Payment Date relating to a Flexible Auction Period shall be adjusted accordingly.

(c)           Changes Resulting from Unscheduled Holidays.  If, in the opinion of the Auction Agent and the Broker-Dealers, there is insufficient notice of an unscheduled holiday to allow the efficient implementation of the Auction Procedures set forth herein, the Auction Agent and the Broker-Dealers may, as they deem appropriate, set a different Auction Date and adjust any Interest Payment Dates and Auction Periods affected by such unscheduled holiday.  In the event that there is not agreement among the Broker-Dealers, the Auction Agent shall set the different Auction Date and make such adjustments as directed by the Broker-Dealer for a majority of the outstanding Units (based on the number of Units for which a Broker-Dealer is listed as the Broker-Dealer in the Existing Owner Registry maintained by the Auction Agent pursuant to Section 2.2(a) of the Auction Agreement), and, if there is not a majority so directing, the Auction Date shall be moved to the next succeeding Business Day following the scheduled Auction Date, and the Interest Payment Date and the Auction Period shall be adjusted accordingly.

SCHEDULE I

to

AUCTION PROCEDURES

In the event of any conflict between this Schedule I and Exhibit A, this Schedule I shall prevail.

Definitions

“All Hold Rate” means, as of any Auction Date, 90% of the Index in effect on such Auction Date.

“Applicable Margin” means (A) 1.50%, provided that the Notes are rated at least “Aa3” and “AA-” by Moody’s and S&P, respectively, (B) 2.50%, provided that the Notes are rated below “Aa3” and “AA-“ but at least “A3” and “A-” by Moody’s and S&P, respectively, or (C) 3.50%, provided that the Notes are rated below “A3” and “A-” by Moody’s and S&P, respectively,

“Auction Agent” shall initially be The Bank of New York.

“Auction Agent Fee” shall mean the fee to be paid to the Auction Agent for the services rendered by it under the Auction Agreement and the Broker-Dealer Agreements.

“Auction Date” shall include as part of the definition the first Auction Date which shall be October 18, 2007 for the Class A-2-AR-1 Notes, October 18, 2007 for the Class A-2-AR-2 Notes, October 18, 2007 for the Class A-2-AR-3 Notes, October 18, 2007 for the Class A-2-AR-4 Notes, October 23, 2007, for the Class A-3-AR-1 Notes, October 25, 2007, for the Class A-3-AR-2 Notes, October 23, 2007, for the Class A-3-AR-3 Notes, October 25, 2007, for the Class A-3-AR-4 Notes, October 23, 2007, for the Class A-3-AR-5 Notes, October 25, 2007, for the Class A-3-AR-6 Notes and October 25, 2007, for the Class A-3-AR-7 Notes.

“Auction Rate Notes” shall mean the Class A-2-AR Notes and the Class A-3-AR Notes.

“Authorized Denomination” means $25,000.

“Authorizing Document” means the Indenture.

“Notes” means the Auction Rate Notes.

“Notes” means the Auction Rate Notes.

“Broker-Dealer Fee” shall mean the fee to be paid to a Broker-Dealer for the services rendered by a Broker-Dealer under a Broker-Dealer Agreement.

“Carry-over Amount” shall mean the excess, if any, of (a) the amount of interest on a Class of Auction Rate Note that would have accrued with respect to the related Auction Period at the Auction Rate (if an Auction is not held for any reason, the Auction Rate shall be deemed to be the Maximum Rate for purposes of this definition) over (b) the amount of interest on such Class of Auction Rate Note with respect to such Class of Auction Rate Note, with respect to such Auction Period based on the least of the Maximum Auction Rate, the Maximum Interest Rate, or the maximum interest rate permitted by law, together with the unpaid portion of any such excess from prior Auction Periods; provided that any reference to “principal” or “interest” in the Indenture, and in the Auction Rate Notes shall not include within the meanings of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

“Corporation” means the Issuer.

“Index” means on any Auction Date with respect to Notes in any Auction Period of 35 days or less, One-Month LIBOR. The Index with respect to Notes in any Auction Period of more than 35 days shall be the rate on United States Treasury Securities having a maturity which most closely approximates the length of the Auction Period as last published in The Wall Street Journal or such other source as may be mutually agreed upon by the Issuer and the Broker-Dealers.  If either rate is unavailable, the Index shall be an index or rate agreed to by all Broker-Dealers and consented to by the Corporation and the Issuer.  For the purpose of this definition an Auction Period of 35 days or less means a 35-day Auction Period or shorter Auction Period, i.e. a 35-day Auction Period which is extended because of a holiday would still be considered an Auction Period of 35 days or less.

“Initial Period” means the period from the Closing Date to but not including the first Interest Payment Date with respect to the Auction Rate Notes.

           “Initial Period Rate” means 6.50%.

“Interest Payment Date” includes the first Interest Payment Date which shall be October 19, 2007, for the Class A-2-AR-1 Notes, October 19, 2007, for the Class A-2-AR-2 Notes, October 19, 2007, for the Class A-2-AR-3 Notes, October 19, 2007, for the Class A-2-AR-4 Notes, October 24, 2007, for the Class A-3-AR-1 Notes, October 26, 2007, for the Class A-3-AR-2 Notes, October 24, 2007, for the Class A-3-AR-3 Notes, October 26, 2007, for the Class A-3-AR-4 Notes, October 24, 2007, for the Class A-3-AR-5 Notes, October 26, 2007, for the Class A-3-AR-6 Notes and October 26, 2007, for the Class A-3-AR-7 Notes.

“Issuer” means The National Collegiate Student Loan Trust 2007-4.

“Maximum Auction Rate” means the One-Month LIBOR plus the Applicable Margin

“Maximum Interest Rate” means 17%.

“Maximum Rate” means the least of (i) the Maximum Auction Rate; (ii) the Maximum Interest Rate; and (iii) the maximum interest rate permitted by applicable law.

“Notes” means the Auction Rate Notes.

“One-Month LIBOR” shall mean the offered rate (rounded up to the next highest one one thousandth of one percent (0.001%)) for deposits in U.S. dollars for a one-month period which appears on the Reuters Screen LIBOR01 (or such other page as may replace that page on that service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) at approximately 11:00 a.m., London time, on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market.

Auction Procedures

Determination of Auction Period Rate.  The percentage of the Index in Section 2.04(c) is 100%.

Notwithstanding any of the other provisions of the Auction Procedures, for purposes of enabling the calculation by the Trustee of the Carry-over Amount, Orders otherwise satisfying the requirements of the Auction Procedures shall not be rejected by either the Broker-Dealers or the Auction Agent because the specified rate in the Order exceeds the Maximum Auction Rate; provided, however, that Orders that specify a rate in excess of the Maximum Interest Rate or (if lower and the Broker-Dealer or Auction Agent, respectively, has been so notified by the Issuer or the Trustee) the maximum rate permitted by law shall (i) be treated as a Sell Order if submitted by an Existing Owner and (ii) not be accepted if submitted by a Potential Owner, in each case by each of the Broker-Dealers and the Auction Agent. In connection with the Trustee's calculation of the Carry-over Amount, the Auction Agent shall calculate the Auction Rate without regard to the Maximum Auction Rate. If the Auction Rate as so calculated exceeds the Maximum Auction Rate, the Auction Agent shall report this excess to the Trustee and the Broker-Dealers on the Auction Date. The Auction Period Rate determined as a result of the Auction shall not exceed the Maximum Rate. The Carry-over Amount shall not be taken into account in calculating the Auction Period Rate